EXHIBIT 99.1
Phoenix Announces Results of Special Stockholder Meeting
MILPITAS, Calif., Nov. 19, 2010 — Phoenix Technologies Ltd. (Nasdaq: PTEC), the global leader in core systems software (CSS), announced that at a special meeting of stockholders held today the Phoenix stockholders approved the Company’s merger with Pharaoh Merger Sub Corp. (“Pharaoh”), a wholly-owned subsidiary of Pharaoh Acquisition LLC (“Parent”), each an affiliate of Marlin Equity Partners (“Marlin”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 17, 2010, by and among Phoenix and affiliates of Marlin, as amended October 21, 2010 and November 3, 2010 (the “Marlin Merger Agreement”), as a result of the merger, Phoenix will become a subsidiary of Marlin Equity III, L.P.
Approximately 97% of the shares voting at the special meeting of stockholders voted in favor of the adoption of the merger agreement, representing approximately 73% of Phoenix’s total outstanding shares of common stock as of the September 15, 2010 record date.
Upon completion of the merger, Phoenix stockholders will receive $4.20 in cash, without interest, for each share of the Company’s common stock that they own as of the effective time of the merger.
The closing of the merger remains subject to certain closing conditions as specified in the Marlin Merger Agreement. Phoenix expects that the closing of the merger will take place before trading opens on November 23, 2010, assuming satisfaction or waiver of all such conditions to closing. Once the merger is effected, the Company’s common stock will no longer be publicly traded on the NASDAQ Global Market.
About Phoenix Technologies Ltd.
Phoenix Technologies Ltd. (Nasdaq: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products — Phoenix SecureCore Tiano™ and Embedded BIOS® — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 200 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore Tiano, Embedded BIOS and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.
Forward- Looking Statements
This press release contains certain forward-looking statements about Phoenix that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could affect the timing and results of stockholder approval of the

Marlin merger agreement and the closing of the merger contemplated under the Marlin merger agreement; the outcome of any legal proceedings that have or may be instituted against the Company; the risk that the proposed transaction disrupts current plans and operations; and other risks that are set forth in the “Risk Factors” and other sections of Phoenix’s filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the merger are beyond Phoenix’s ability to control or predict. Phoenix undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed transaction and the special meeting of Phoenix stockholders to approve the transaction, Phoenix has filed a definitive proxy statement with the Securities and Exchange Commission on September 22, 2010, a supplement to the definitive proxy statement on October 26, 2010 and supplements to the definitive proxy statement on November 9, 2010 (as supplemented, the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents filed by Phoenix at the Securities and Exchange Commission’s website at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained for free from Phoenix by directing such request to Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Phoenix and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Certain information regarding the interests of such directors and executive officers is included in the Phoenix Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 30, 2009, and information concerning all of the Phoenix participants in the solicitation are included in the Proxy Statement. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Contacts:
Phoenix Technologies Ltd.
Robert Andersen
Chief Financial Officer
Tel: 408-570-1000